GERBER PRODUCTS COMPANY AND SUBSIDIARIES
        EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                             THREE MONTHS ENDED
                                                  JUNE 30
                                             ------------------
                                               1994      1993
                                             --------  --------
                                        (In thousands, except per
                                             share data)
PRIMARY EARNINGS PER SHARE
Average number of shares outstanding
  during the quarter                          69,459    70,480
Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                     682       271
                                             --------  --------
Adjusted average number of shares             70,141    70,751
                                             ========  ========

Net Earnings                                 $27,074   $26,491
Add tax benefit of dividends paid to the
  employee stock ownership plan                   85        77
                                             --------  --------

Earnings applicable to common shares         $27,159   $26,568


PRIMARY EARNINGS PER SHARE                   $  0.39   $  0.38

FULLY DILUTED EARNINGS PER SHARE
Average number of shares outstanding
  during the quarter                          69,459    70,480
Net effect of dilutive stock options--
  based on the treasury stock method
  using the quarter-end market price,
  if higher than average market price            877       272
                                             --------  --------
Adjusted average number of shares             70,336    70,752
                                             ========  ========

Net Earnings                                 $27,074   $26,491
Add tax benefit of dividends paid to
  the employee stock ownership plan               85        77
                                             --------  --------
Earnings applicable to common shares         $27,159   $26,568
                                             ========  ========

FULLY DILUTED EARNINGS PER SHARE             $  0.39   $  0.38

EARNINGS PER SHARE AS REPORTED               $  0.39   $  0.38



The primary and fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item 601(b)(11). The earnings per share as reported in the Quarterly Report on Form 10-Q excludes the effect of stock options because it results in dilution of less than 3% (see footnote 2 to paragraph 14 of APB Opinion No. 15).

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